EXHIBIT 99.1

CADENCE BANCORPORATION DECLARES QUARTERLY

CASH DIVIDEND

HOUSTON, July 25, 2019 – The board of directors of Cadence Bancorporation today approved a quarterly cash dividend in the amount of $0.175 per share of outstanding common stock, representing an annualized dividend of $0.70 per share. The dividend will be paid on September 13, 2019 to holders of record of Cadence’s Class A common stock on August 30, 2019.

About Cadence Bancorporation

Cadence Bancorporation (NYSE: CADE), headquartered in Houston, Texas, is a regional financial holding company with $17.4 billion in assets as of March 31, 2019. Cadence operates 98 branch locations in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas, and provides corporations, middle-market companies, small businesses and consumers with a full range of innovative banking and financial solutions. Services and products include commercial and business banking, treasury management, specialized lending, asset-based lending, commercial real estate, SBA lending, foreign exchange, wealth management, investment and trust services, financial planning, retirement plan management, business insurance, consumer banking, consumer loans, mortgages, home equity lines and loans, and credit cards. Clients have access to leading-edge online and mobile solutions, interactive teller machines, and more than 55,000 ATMs. The Cadence team of 1,800 associates is committed to exceeding customer expectations and helping their clients succeed financially.

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Contact Information

Cadence Bancorporation

Media contact:

Danielle Kernell

713-871-4051

danielle.kernell@cadencebank.com

Investor relations contact:

Valerie Toalson

713-871-4103 or 800-698-7878

vtoalson@cadencebancorporation.com